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                                                                                          EXHIBIT 11
                                                                                          Page 1 of 2
                                       FAMILY DOLLAR STORES, INC.
                             STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                             QUARTER ENDED                  QUARTER ENDED
AS PRESENTED                                                  MAY 27, 2000                   MAY 29, 1999
                                                        BASIC         DILUTED            BASIC         DILUTED
AVERAGE SHARES OUTSTANDING                          171,133,686     171,133,686       172,651,802    172,651,802

NET INCOME                                          $50,130,922     $50,130,922       $41,767,386    $41,767,386

NET INCOME PER SHARE                                      $ .29           $ .29             $ .24          $ .24

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              4,039,711                        3,915,403

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)                                     (3,062,954)                      (2,525,973)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                976,757                        1,389,430

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .57%                             .80%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                     172,110,443                      174,041,232

NET INCOME                                                          $50,130,922                      $41,767,386

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .29                            $ .24


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
                                                                                                     EXHIBIT 11
                                                                                                    Page 2 of 2
                                      FAMILY DOLLAR STORES, INC.
                            STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                         THREE QUARTERS ENDED            THREE QUARTERS ENDED
AS PRESENTED                                                 MAY 27, 2000                    MAY 29, 1999
                                                        BASIC         DILUTED            BASIC         DILUTED
AVERAGE SHARES OUTSTANDING                          171,873,775     171,873,775      172,437,432     172,437,432

NET INCOME                                         $141,695,055    $141,695,055     $113,048,872    $113,048,872

NET INCOME PER SHARE                                      $ .82           $ .82            $ .65           $ .65

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              4,203,029                        4,033,877

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                      (3,198,717)                      (2,712,250)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES              1,004,312                        1,321,627

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .58%                             .77%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                     172,878,087                      173,759,059

NET INCOME                                                         $141,695,055                     $113,048,872

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .82                            $ .65


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